Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Bank of Montreal

We consent to the use in this Registration Statement on Form S-8 of the following reports:

•	our auditors’ report dated December 2, 2014 on the consolidated balance sheets of Bank of Montreal (the “Bank”) as at October 31, 2014 and 2013, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the years ended October 31, 2014, 2013 and 2012, and notes, comprising a summary of significant accounting policies and other explanatory information; and

•	our report dated December 2, 2014 on the effectiveness of the Bank’s internal control over financial reporting as of October 31, 2014;

each of which is included in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2014 and incorporated by reference herein in this Registration Statement on Form S-8.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

November 2, 2015

Toronto, Canada